UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 16, 2005

Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive
Lake Forest, Illinois 60045

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 16, 2005, Hospira entered into a new $375,000,000 revolving credit agreement, which is attached hereto as Exhibit 10.1, with the lenders identified on such exhibit.  Exhibit 10.1 is hereby incorporated by reference into this Item 1.01.  The new revolving credit agreement replaces the old amended revolving credit agreement, dated April 29, 2005, which is attached as Exhibit 10.1 to Hospira’s quarterly report on Form 10-Q for the first quarter of 2005, filed with the SEC on May 12, 2005.  Hospira did not incur any penalties in connection with the termination of the old revolving credit agreement.  Except as described below, the new revolving credit agreement is substantially similar to Hospira’s old revolving credit agreement.

The new revolving credit agreement is for a five-year term, expiring December 16, 2010. The term may be extended for two additional years under certain circumstances.  Hospira may borrow up to $375 million under the new revolving credit agreement for working capital and other purposes.  The aggregate amount of revolving loan commitments may be increased to $500 million under certain circumstances.   If there are any borrowings by Hospira subsidiaries, those borrowings will be guaranteed by the parent company.

The new revolving credit agreement provides for more favorable pricing than Hospira’s old revolving credit facility.  The applicable margin on LIBOR-based loans, the facility fee and the utilization fee are based upon Hospira’s credit rating.  Based on Hospira’s current senior debt rating of BBB from Standard & Poors, the old and new pricing terms follow:

	Old Revolving Credit Agreement	New Revolving Credit Agreement
Facility Fee (1)	0.175%	0.10%
Applicable Margin (2)	0.575%	0.45%
Utilization Fee (3)	0.125%	0.075%

(1) The facility fee is paid on the aggregate revolving loan commitments, regardless of actual borrowings.

(2) The applicable margin is added to the LIBOR rate for purposes of calculating the interest rate on LIBOR-based loans.

(3) The utilization fee becomes payable once Hospira borrows more than 50% of the aggregate committed loans under the Revolver.  Under the old revolving credit agreement, the utilization fee was payable once Hospira borrowed more than 33% of the aggregate committed loans.

Under the new revolving credit agreement, Hospira must comply with financial covenants, including maintaining a minimum interest coverage ratio of at least 5:1 and a maximum leverage ratio of 3.25:1.  The maximum leverage ratio was 3.0:1 under the old revolving credit agreement.  “Interest coverage ratio” and “leverage ratio” are defined in the new revolving credit agreement.   There is no longer a requirement that Hospira maintain a specified tangible net worth.   The revolver contains other customary representations, warranties and covenants, including restrictions on Hospira’s ability to merge or consolidate with other entities.  The new revolving credit agreement also contains customary events of default, upon which any borrowings could be accelerated.

Hospira had no borrowings under its old revolving credit agreement, and has no borrowings under the new revolving credit agreement.

Item 1.02  Termination of a Material Definitive Agreement

The disclosure included in Item 1.01 hereof is incorporated by reference into this Item 1.02.

Item 2.03  Creation of a Direct Financial Obligation

The disclosure included in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit No.	Exhibit

10.1	Revolving Credit Agreement and Guaranty, dated December 16, 2005, between Hospira and the Lenders and Agents named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: December 22, 2005
/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General Counsel and Secretary

INDEX OF EXHIBITS

Exhibit	Description
10.1	Revolving Credit Agreement and Guaranty, dated December 16, 2005, between Hospira and the Lenders and Agents named therein.